Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Badger Meter, Inc. 2008 Restricted Stock Plan, of our reports dated February 21, 2008, with respect to the consolidated financial statements of Badger Meter, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting of Badger Meter, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
April 25, 2008